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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 1997



                         STYLING TECHNOLOGY CORPORATION
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             (Exact name of registrant as specified in its charter)




         DELAWARE                        0-21703                 75-2665378
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     (State or other              (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)




1146 South Cedar Ridge, Duncanville, Texas                         75137
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  (Address of principal executive office)                        (Zip Code)



       Registrant's telephone number, including area code: (972) 296-2887




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                         STYLING TECHNOLOGY CORPORATION

                                CURRENT REPORT ON

                                    FORM 8-K


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF ABBA PRODUCTS

          On June 25, 1997, Styling Technology Corporation (the "Company") acquired all of the issued and outstanding common stock of U.K. ABBA Products, Inc., a California corporation ("ABBA"), pursuant to a Stock Purchase Agreement (the "Purchase Agreement") among the Company and James Markham, Daniel Genis and Arline Genis, co-trustees of the 1992 Genis Family Revocable Trust dated February 28, 1992, Arthur Benfield Bush, Arthur Benfield Bush and Gina L. Bush, trustees of the Alan and Gina Bush Charitable Remainder Unitrust #1, dated June 1, 1997, Arthur Benfield Bush and Gina L. Bush, trustees of the Alan and Gina Bush Remainder Unitrust #2, dated June 1, 1997, Yoram Fishman, trustee of the
Yoram Fishman Living Trust, dated May 18, 1987 and Yuri Levy, trustee of the Yoram Fishman Charitable Remainder Trust dated May 30, 1997 (such individuals and trusts collectively called "Shareholders"). ABBA produces a proprietary line of aromatherapy-based professional hair care products. The Company paid a purchase price of $20 million in cash for the ABBA common stock. The Company will also pay an additional $1.1 million in facilitation fees, payable over three years, to certain former shareholders of ABBA for pre-closing efforts to facilitate completion of the acquisition. The acquisition will be accounted for under the purchase method of accounting.

FINANCING TRANSACTION

          In connection with the acquisition of ABBA, the Company entered into a six-year, $28 million credit facility ("Credit Facility") with Credit Agricole Indosuez. The Credit Facility consists of three separate loans: the Term A Loan, the Term B Loan, and a revolving line of credit. The Base Rate under the Credit Facility is equal to the higher of the Federal Funds Rate plus 0.5% or Credit Agricole Indosuez' prime lending rate.

          The $13 million Term A Loan bears interest at the Base Rate plus 1.5% and matures on June 30, 2002. The $10 million Term B Loan bears interest at the Base Rate plus 2.0% and matures on June 30, 2003. The Company utilized $23 million from the Term A Loan and Term B Loan to finance the purchase price and related costs of the acquisition and to repay existing indebtedness. The $5 million revolving line of credit bears interest at the Base Rate plus 1.5% and expires on June 30, 2002. The revolving line of credit will be used for working capital purposes.

          The Credit Facility is secured by the Company's assets and the stock and assets of the Company's subsidiaries. The Credit Facility is also guaranteed by the Company's subsidiaries. The Credit Facility contains certain provisions that, among other things, will require the Company to comply with certain financial ratio requirements and will limit the ability of the Company and its subsidiaries to incur additional indebtedness, to sell assets, to engage in certain mergers or consolidations, or to declare dividends.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). Such financial statements shall be filed by amendment to this Form 8-K no later than September 8, 1997, in accordance with Item 7(a)(4) of Form 8-K.

(b)  PRO FORMA FINANCIAL INFORMATION.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). Such financial statements shall be filed by amendment to this Form 8-K no later than September 8, 1997, in accordance with
Item 7(b) of Form 8-K.

(c)  EXHIBITS.

  EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
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    10.18      Stock Purchase  Agreement dated as of June 25, 1997 among Styling
               Technology Corporation; James Markham; Daniel Genis and Arline Genis, Co-Trustees of the 1992 Genis Family Revocable Trust dated February 28, 1992; Arthur Benfield Bush, Arthur Benfield Bush and Gina L. Bush, Trustees of the Alan and Gina Bush Charitable Remainder Unitrust #1, dated June 1, 1997; Arthur Benfield Bush and Gina L. Bush, Trustees of the Alan and Gina Bush Remainder Unitrust #2, dated June 1, 1997; Yoram Fishman, Trustee of the Yoram Fishman Living Trust, dated May 18, 1987, and Yuri Levi, Trustee of the Yoram Fishman Charitable Remainder Trust dated May 30, 1997.

    10.19 Credit Agreement dated as of June 25, 1997 among Styling Technology Corporation and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



July 9, 1997                   STYLING TECHNOLOGY CORPORATION


                               By: /s/ Richard R. Ross
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                                  Richard R. Ross
                                  Chief Financial Officer, Secretary,
                                  and Treasurer




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